Exhibit 10
Execution Copy
This TRANSACTION FEE AGREEMENT (this “Agreement”) is dated as of May 8, 2009 and is between Power-One, Inc., a Delaware corporation (together with its successors, the “Company”), and Silver Lake Management Company Sumeru, L.L.C., a Delaware limited liability corporation (“SLS”).
BACKGROUND
1. The Company has entered into a Securities Purchase Agreement, dated as of April 23, 2009, as it may be amended, supplemented or modified (the “SPA”), by and among the Company, Silver Lake Sumeru Fund, L.P. and Silver Lake Technology Investors Sumeru, L.P. (collectively, the “Purchasers”).
2. In accordance with the terms and conditions set forth in the SPA, the Company is issuing and selling to the Purchasers, and the Purchasers are purchasing from the Company, the Securities (as defined in the SPA) (the “Transaction”).
3. As an inducement to the Purchasers to enter into the SPA, the Company agreed to enter into this Agreement and pay the fees and provide the expense reimbursement provided in this Agreement.
4. Capitalized terms used in this Agreement have the meanings ascribed to them in the SPA.
In consideration of the premises and agreements contained herein and of other good and valuable consideration, the sufficiency of which are hereby acknowledged, the parties agree as follows:
AGREEMENT
SECTION 1. Transaction Fee. The Company shall pay SLS at the closing of the Transaction (the “Closing” and the date of such Closing, the “Closing Date”) a non-refundable and irrevocable transaction fee of $1,000,000 by wire transfer of immediately available federal funds to such account or accounts as specified by SLS to the Company prior to such payment.
SECTION 2. Reimbursements. In addition to the fees payable pursuant to this Agreement, the Indemnification provided under Section 3 hereof and any expense reimbursement provided to any Preferred Directors or Nominated Directors in accordance with the Company’s customary policies (none of which shall be subject to this Section 2), the Company will pay, or cause to be paid, directly, or reimburse SLS and each of its affiliates for, their respective Out-of-Pocket Expenses (as defined below). For the purposes of this Agreement, the term “Out-of-Pocket Expenses” means the reasonable and documented out-of-pocket costs and expenses incurred by SLS and its affiliates from time to time in connection with the ownership or subsequent sale or transfer by SLS or its affiliates of securities of the Company or its successor, including, without limitation, (a) fees and disbursements of any professionals and organizations, including accountants, outside legal counsel or consultants, retained by SLS or any of its affiliates, (b) costs of any outside services or independent contractors such as financial printers, couriers, business publications, on-line financial services or similar services, retained or used by SLS or any of its affiliates, and (c) transportation, per diem costs, word processing expenses or any similar expense not associated with SLS or its affiliates’ ordinary operations. In no event will Out-of-Pocket Expenses (x) include any Transaction Expenses (as defined in the SPA) or Registration Expenses (as defined in the Registration Rights Agreement) or (y) exceed $50,000 in respect of any calendar year (or the prorated portion of any partial calendar year this Agreement is in effect) excluding, in the case of clause (y), any Out-of-Pocket Expenses incurred in connection with any acquisition, disposition, restructuring, debt or equity financing or other extraordinary transaction of the Company as to the extent such Out-of-Pocket Expenses are approved by the Company (such approval not to be unreasonably withheld). All payments or reimbursements for Out-of-Pocket Expenses will be made within thirty (30) days of receipt of the reasonably detailed request for payment or reimbursement in accordance with this Agreement, to the account or accounts indicated to the Company by the relevant payee.
SECTION 3. Indemnification.
(a) The Company shall defend, indemnify, exonerate and hold free and harmless SLS, its affiliates and their respective partners (both general and limited), members (both managing and otherwise), managers, employees, agents and representatives (each such person being an “Indemnified Party”) from and against any and all losses, damages, penalties, judgments, expenses, amounts paid in settlement and costs (collectively “Liabilities”) directly or indirectly arising out of, based upon or resulting from any actual or threatened actions, causes of action, suits, claims by third parties and investigations by governmental authorities (collectively “Claims”) arising out of, resulting from, or relating to the Transaction, any of the transactions contemplated by this Agreement, and the other Transaction Agreements, or such Indemnified Party’s actual, alleged or deemed control or ability to influence the Company or any of its Subsidiaries, whether or not resulting in any Liability and whether or not such Claim is initiated by the Company, provided that the Company shall not be liable under the foregoing indemnification provision with respect to any Liability of an Indemnified Party that is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted solely from the gross negligence or willful misconduct of such Indemnified Party or from its breach of any material provision of any of the agreements entered into in connection with the Transaction. The Company will reimburse any Indemnified Party for all reasonable and documented costs and expenses (including reasonable attorneys’ fees and expenses and any other litigation-related expenses) as they are incurred in connection with investigating, preparing, pursuing, defending or assisting in the defense of any Claim for which the Indemnified Party would be entitled to indemnification under the terms of the previous sentence, whether or not such Indemnified Party is a party thereto. The Company agrees that it will not, without the prior written consent of the Indemnified Party, settle, compromise or consent to the entry of any judgment in any Claim relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of the Indemnified Party from all liability, without future obligation or prohibition on the part of the Indemnified Party, arising or that may arise out of such Claim, and does not contain an admission of guilt or liability on the part of the Indemnified Party.

(b) The rights of an Indemnified Party to indemnification hereunder will be cumulative and in addition to any other rights and remedies any such person may have under any other agreement or instrument to which each Indemnified Party is or becomes a party or is or otherwise becomes a beneficiary or under any law or regulation. The indemnification provided in this Agreement will inure to the benefit of the heirs, successors, assignees and administrators of each of the Indemnified Parties.
(c) If the indemnification provided for in this Section 3 is unavailable in respect of any Liabilities, then, in lieu of indemnifying an Indemnified Party, the Company agrees to contribute to the amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect the relative fault of the Company or any parent company or subsidiary thereof (or any of them), on the one hand, and such Indemnified Party, on the other hand, in connection with the actions which resulted in such Liabilities, as well as any other equitable considerations.
SECTION 4. Term. This Agreement will become effective as of the Closing Date. In the event that the SPA is terminated pursuant to Section 9 thereof, this Agreement shall be void ab initio.
SECTION 5. Freedom to Pursue Opportunities. In recognition of the fact that SLS and its affiliates, currently engage in, and may in the future engage in, the same or similar activities or lines of business and have an interest in the same areas and types of corporate opportunities, and in recognition of the benefits to be derived by the Company through its continued contractual, corporate and business relations with SLS (including possible service of directors, officers and employees of SLS as directors, officers and employees of the Company), the Company renounces any interest or expectancy in, or in being offered the opportunity to participate in, any corporate opportunity not allocated to it pursuant to this Section 5 to the fullest extent permitted by Section 122(17) of the General Corporation Law of the State of Delaware (or any successor provision). To the fullest extent permitted by applicable law, the Company acknowledges and agrees that SLS and its affiliates (including, without limitation, each Investor Securityholder, Appointed Director and Nominated Director (other than any Independent Directors)) currently have, and will in the future have or will consider acquiring, investments in numerous companies with respect to which SLS or its affiliates may serve as an advisor, a director or in some other capacity, in recognition that SLS and its affiliates have myriad duties to various investors and partners, in anticipation that the Company, on the one hand, and SLS (or one or more affiliates, associated investment funds or portfolio companies), on the other hand, may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Company from the consummation of the Transaction, the Company acknowledges and agrees that:
(a) SLS and its affiliates (including one or more associated investments funds or portfolio companies and each Investor Securityholder and each Appointed Director and Nominated Director (other than any Independent Directors)) shall have the right: (A) to directly or indirectly engage in any business (including, without limitation, any business activities or lines of business that are the same as or similar to those pursued by, or competitive with, the Company and its subsidiaries); (B) to directly or indirectly do business with any client or customer of the Company and its subsidiaries; (C) to take any other action that SLS or any such person believes in good faith is necessary to or appropriate to fulfill its obligations as described in the first sentence of this Section 5; and (D) not to present potential transactions, matters or business opportunities to the Company or any of its subsidiaries, and to pursue, directly or indirectly, any such opportunity for themselves, and to direct any such opportunity to another person.

(b) SLS and its affiliates (including its associated investments funds and portfolio companies) and the Appointed Directors and Nominated Directors (other than any Independent Directors) shall have no duty (contractual or otherwise) to communicate or present any corporate opportunities to the Company or any of its affiliates or to refrain from any actions specified in this Section 5, and the Company, on its own behalf and on behalf of its affiliates, hereby irrevocably waives any right to require SLS or any of its affiliates (including its associated investments funds and portfolio companies) and the Appointed Directors and Nominated Directors (other than any Independent Directors) to act in a manner inconsistent with the provisions of this Section 5.
(c) Neither SLS nor any of its affiliates (including its associated investments funds and portfolio companies) and the Appointed Directors and Nominated Directors (other than any Independent Directors) shall be liable to the Company or any of its affiliates for breach of any duty (contractual or otherwise) by reason of any activities or omissions of the types referred to in this Section 5 or of any such person’s participation therein.
SECTION 6. Miscellaneous.
(a) No amendment or waiver of any provision of this Agreement, or consent to any departure by any party hereto from any such provision, will be effective unless it is in writing and signed by each of the parties hereto. Any amendment, waiver or consent will be effective only in the specific instance and for the specific purpose for which given. The waiver by any party of any breach of this Agreement will not operate as or be construed to be a waiver by such party of any subsequent breach.
(b) Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be given when delivered in person or by private courier with receipt, if telefaxed when verbal or email confirmation from the recipient is received, or three (3) days after being deposited in the United States mail, first-class, registered or certified, return receipt requested, with postage paid and, if to SLS, to:
Silver Lake Management Company Sumeru, L.L.C.
2775 Sand Hill Road, Suite 100
Menlo Park, California 94025
Attention: Karen King
Facsimile: (650) 234-2502

with a copy (which copy shall not constitute notice) to:
Simpson Thacher & Bartlett LLP
2550 Hanover Street
Palo Alto, California 95014
Attention: Richard Capelouto
Facsimile: (650) 251-5002
if to the Company, to:
Power-One, Inc.
740 Calle Plano
Camarillo, California 93012
Attention: Tina McKnight, Esq.
Facsimile: (805) 383-5898
with a copy (which copy shall not constitute notice) to:
Gibson, Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, California 90071
Attention: Jennifer Bellah Maguire
Facsimile: (213) 229-6986
Any party may change the address to which notices and communications to it are to be addressed by notification as provided for herein.
(c) This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof, and supersedes all previous oral and written (and all contemporaneous oral) negotiations, commitments, agreements and understandings relating hereto.
(d) This Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware.
(e) Each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Delaware for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (iii) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, to the extent that any party hereto is or becomes a party in any litigation in connection with which it may assert indemnification rights set forth in this Agreement, the court in which such litigation is being heard shall be deemed to be included in clause (i) above. Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above-named courts in any court of competent jurisdiction. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Delaware law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 6(b) hereof is reasonably calculated to give actual notice.
(f) Neither this Agreement nor any of the rights or obligations hereunder may be assigned by the Company without the prior written consent of SLS, provided that it may be so assigned by the Company without such consent in connection with a Company Change in Control Event; provided that such assignment will not relieve the Company of any of its obligations hereunder; and provided, further, that SLS may assign or delegate its duties or interests hereunder to any successor or assignee entity performing substantially the same functions vis-à-vis the Purchasers (or their Permitted Transferees) as SLS performs on the date hereof and which is an Affiliate of SLS at the sole discretion of SLS. Subject to the foregoing, the provisions of this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the next sentence, no person or party other than the parties hereto and their respective successors or permitted assigns is intended to be a beneficiary of this Agreement. The parties acknowledge and agree that (i) the Indemnified Parties are intended to be third-party beneficiaries under Section 3 hereof and (ii) the Affiliates of SLS and its associated investment funds and portfolio companies and each Appointed Director and Nominated Director (other than any Independent Director) are intended to be third-party beneficiaries under Section 5.
(g) This Agreement may be executed by one or more parties to this Agreement on any number of separate counterparts (including by facsimile), and all of said counterparts taken together will be deemed to constitute one and the same instrument.
(h) Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.
[signature page follows]

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Transaction Fee Agreement as of the date first written above.

SILVER LAKE MANAGEMENT COMPANY SUMERU, L.L.C.
By:	/s/ Kyle T. Ryland
	Name:	Kyle T. Ryland
	Title:	Managing Director

POWER-ONE, INC.
By:	/s/ Richard J. Thompson
	Name:	Richard J. Thompson
	Title:	President and Chief Executive Officer
[Signature Page to Transaction Fee Agreement]